UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2022

R1 RCM Holdco Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

434 W. Ascension Way 6th Floor Murray Utah	84123
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 324-7820

R1 RCM Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On June 21, 2022, pursuant to the Transaction Agreement and Plan of Merger (the “Transaction Agreement”) dated as of January 9, 2022, among R1 RCM Inc. (f/k/a Project Roadrunner Parent Inc.), a Delaware corporation (the “Company”), R1 RCM Holdco Inc. (f/k/a R1 RCM Inc.), a Delaware corporation and wholly owned subsidiary of the Company (“Old R1 RCM”), Project Roadrunner Merger Sub Inc., formerly a wholly owned subsidiary of the Company (“R1 Merger Sub”), Revint Holdings, LLC, a Delaware limited liability company (“Cloudmed”), CoyCo 1, L.P., a Delaware limited partnership (“CoyCo 1”), CoyCo 2, L.P., a Delaware limited partnership (“CoyCo 2” and, together with CoyCo 1, the “Sellers”), and, solely for certain purposes set forth therein, NMC Ranger Holdings, LLC, a Delaware limited liability company, the Company purchased Cloudmed, a leader in Revenue Intelligence™ solutions for healthcare providers, and affiliated entities (collectively, the “Cloudmed entities”), through (i) a merger of R1 Merger Sub with and into Old R1 RCM with Old R1 RCM as the surviving entity, which resulted in Old R1 RCM becoming a wholly owned subsidiary of the Company (the “Holding Company Reorganization”) and (ii) the Sellers contributing 100% of the equity of a blocker parent corporation of the Cloudmed entities in exchange for an aggregate of 135,929,742 shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), subject to certain adjustments following the closing as set forth in the Transaction Agreement (the “Acquisition”, and together with the Holding Company Reorganization, the “Transactions”).

Pursuant to the Transaction Agreement, immediately prior to the completion of the Acquisition, Old R1 RCM implemented the Holding Company Reorganization, which resulted in the Company owning all of the capital stock of Old R1 RCM. Each share of Old R1 RCM’s common stock that was issued and outstanding immediately prior to the Holding Company Reorganization was automatically exchanged into an equivalent corresponding share of Company Common Stock, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of common stock of Old R1 RCM being converted. Accordingly, upon consummation of the Holding Company Reorganization, all Old R1 RCM stockholders became stockholders of the Company. Immediately prior to the consummation of the Holding Company Reorganization, the name of Old R1 RCM was changed to “R1 RCM Holdco Inc.” and the name of the Company was changed to “R1 RCM Inc.” The shares of Company Common Stock, as successor to Old R1 RCM, will begin trading on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “RCM” on June 22, 2022.

The Transaction Agreement and the transactions contemplated thereby, including the Transactions, were previously described in the Registration Statement on Form S-4 (Registration No. 333-264188) originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 7, 2022 (as amended, the “Registration Statement”) and the definitive proxy statement/prospectus of Old R1 RCM, dated April 22, 2022 (as supplemented, the “Proxy Statement/Prospectus”).

This Current Report on Form 8-K is being filed for the purpose of establishing the Company as the successor issuer to Old R1 RCM pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain events with respect to the Company in connection with the consummation of the Transactions.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Second Amended and Restated Registration Rights Agreement

Simultaneously with the closing of the Transactions, the Company, Old R1 RCM, the Sellers, TCP-ASC ACHI Series LLLP, a Delaware limited liability limited partnership (“TCP-ASC”), IHC Health Services, Inc., a Utah non-profit corporation (“IHC”), and Shared Business Services, LLC, a Delaware limited liability company and a subsidiary of LifePoint Health, Inc., a Delaware corporation (“LifePoint”, and together with TCP-ASC, IHC and the Sellers, the “Investors”) entered into the Second Amended and Restated Registration Rights Agreement (the “Registration Rights

Agreement”) pursuant to which the Investors received certain registration rights covering the resale of shares of Company Common Stock owned by the Investors, as well as any shares of Company Common Stock issued by the Company upon the exercise of warrants held by certain of the Investors and any securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend, stock split, recapitalization or other distribution with respect to, or in exchange for, or in replacement of, the shares of Company Common Stock referenced above (collectively, the “Registrable Securities”).

The Registration Rights Agreement provides that (i) IHC may only make one such demand for registration pursuant to a registration statement on Form S-3, (ii) TCP-ASC may only make five demands for registration (of which no more than three may be on a form other than Form S-3) and no more than three demands during any twelve-month period, and (iii) the Sellers may only make four demands for registration (of which no more than one may be on a form other than Form S-3) and no more than three demands during any twelve-month period. The Registration Rights Agreement also provides that whenever the Company registers shares of Company Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) (other than on a Form S-4 or Form S-8, or in connection with any employee benefit or dividend reinvestment plan), then each Investor will have the right as specified therein to register its shares of Company Common Stock as part of that registration. The registration rights under the Registration Rights Agreement are subject to certain rights of the managing underwriters, if any, to reduce or exclude certain shares owned by the Investors from an underwritten registration. Except as otherwise provided, the Registration Rights Agreement requires the Company to pay for all costs and expenses, other than underwriting discounts, commissions and stock transfer taxes incurred in connection with the registration of the Company Common Stock, provided that the Company will only be required to pay the fees and disbursements of one legal counsel to the Investors per registration and only $15,000 of aggregate expenses incurred or otherwise borne by each of IHC and LifePoint. The Company has also agreed to indemnify the Investors against certain liabilities, including liabilities under the Securities Act.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is attached as Exhibit 4.1 hereto and is incorporated by reference into this Item 1.01.

Amended and Restated Investor Rights Agreement (TCP-ASC)

Simultaneously with the closing of the Transactions, the Company, Old R1 RCM and TCP-ASC (and certain of its affiliated entities) entered into an amended and restated investor rights agreement (the “A&R Investor Rights Agreement”). Under the terms of the A&R Investor Rights Agreement, for so long as TCP-ASC’s “Ownership Threshold” (as that term is defined in the A&R Investor Rights Agreement) is met, TCP-ASC will be entitled to nominate such number of individuals to the board of directors of the Company (the “Board”) constituting a majority of the Board (collectively, the “TCP-ASC Designees”) and entitled to designate the chairperson of the Board. For so long as the Ownership Threshold is not met but TCP-ASC’s “Ownership Percentage” (as that term is defined in the A&R Investor Rights Agreement) exceeds 10% of Company Common Stock (taking into account the exercise of the warrant held by TCP-ASC), then TCP-ASC will be entitled to nominate the greater of (x) such number of individuals to the Board in relative proportion to the Ownership Percentage (rounded down) and (y) two directors, and for so long as TCP-ASC’s Ownership Percentage is in the aggregate at least 5% but less than 10% of Company Common Stock (in each case, taking into account the exercise of the warrant held by TCP-ASC), then TCP-ASC will be entitled to nominate the greater of (x) such number of individuals to the Board in relative proportion to the Ownership Percentage (rounded down) and (y) one director. Additionally, subject to applicable law and the listing standards of Nasdaq (or other United States national securities exchange that Company Common Stock is listed upon, if any), the Company will offer the TCP-ASC Designees an opportunity to, at TCP-ASC’s option, either sit on each regular committee of the Board in relative proportion to the number of TCP-ASC’s Designees on the Board or attend (but not vote) at the meetings of such committee as an observer.

Under the terms of the A&R Investor Rights Agreement, TCP-ASC must cause all of its Company Common Stock entitled to vote at any meeting of the Company’s shareholders to be present at such meeting and to vote all such shares in favor of any nominee or director nominated by the Company’s Nominating and Corporate Governance Committee and against the removal of any director nominated by the Company’s Nominating and Corporate Governance Committee.

TCP-ASC is subject to customary standstill provisions, which are applicable to purchases of debt as well as equity securities and include prohibitions on hedging activities, until such time as the Investor owns less than 25% of Company Common Stock (taking into account the exercise of the warrant held by TCP-ASC).

For so long as TCP-ASC meets the Ownership Threshold, the A&R Investor Rights Agreement requires the Company to obtain the approval of TCP-ASC prior to taking certain actions described therein.

The A&R Investor Rights Agreement requires that if the Company proposes to offer any equity or equity linked security to any person, then the Company must first offer TCP-ASC the right to purchase a portion of such securities equal to TCP-ASC’s Ownership Percentage. If TCP-ASC does not exercise this purchase right within 30 days of receiving notice of the proposed offering, then the Company has 120 days to complete the offering on terms no more favorable than those offered to TCP-ASC.

The Company will reimburse TCP-ASC for reasonable, documented, out-of-pocket travel and business expenses in connection with TCP-ASC’s performance under the A&R Investor Rights Agreement, or otherwise relating to the management and oversight of TCP-ASC’s investment in the Company (other than expenses related to filings solely in TCP-ASC’s capacity as a shareholder of the Company) subject to a $100,000 per fiscal year cap. In addition, the Company agreed to reimburse TCP-ASC for certain out-of-pocket expenses incurred in connection with the Transactions.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the A&R Investor Rights Agreement, which is attached as Exhibit 4.2 hereto and is incorporated by reference into this Item 1.01.

Investor Rights Agreement (The Sellers)

Simultaneously with the closing of the Transactions, the Company and the Sellers entered into an investor rights agreement (the “Sellers’ Investor Rights Agreement”). Under the terms of the Sellers’ Investor Rights Agreement, for so long as the Sellers’ “Ownership Threshold” (as that term is defined in the Sellers’ Investor Rights Agreement) is met, the Sellers will be entitled to nominate three individuals to the Board (collectively, the “Seller Designees”). For so long as the Ownership Threshold is not met but the Sellers’ “Ownership Percentage” (as that term is defined in the Sellers’ Investor Rights Agreement) exceeds 10% of Company Common Stock (taking into account the exercise of the warrant held by TCP-ASC), then the Sellers will be entitled to nominate the greater of (x) such number of individuals to the Board in relative proportion to the Ownership Percentage (rounded down) and (y) two directors, and for so long as the Sellers’ Ownership Percentage is in the aggregate at least 5% but less than 10% of Company Common Stock (taking into account the exercise of the warrant held by TCP-ASC), then the Sellers will be entitled to nominate the greater of (x) such number of individuals to the Board in relative proportion to the Ownership Percentage (rounded down) and (y) one director. Additionally, subject to applicable law and the listing standards of Nasdaq (or other United States national securities exchange that Company Common Stock is listed upon, if any), the Company will offer one Seller Designee (to be selected by the Sellers) an opportunity to, at the Sellers’ option, either sit on each regular committee of the Board or attend (but not vote) at the meetings of such committee as an observer.

The Sellers are subject to customary standstill provisions, which are applicable to purchases of debt as well as equity securities and include prohibitions on hedging activities, until the later of (i) such time as the Sellers owns less than 25% of Company Common Stock (taking into account the exercise of the warrant held by TCP-ASC) and (ii) the third anniversary of the closing date.

For so long as the Sellers meet the Ownership Threshold, the Sellers’ Investor Rights Agreement requires the Company to obtain the approval of the Sellers prior to taking certain actions described therein.

The Company will reimburse the Sellers for reasonable, documented, out-of-pocket travel and business expenses in connection with the Sellers’ performance under the Sellers’ Investor Rights Agreement, or otherwise relating to the management and oversight of the Sellers’ investment in the Company (other than expenses related to filings solely in the Sellers’ capacity as shareholders of the Company) subject to a $100,000 per fiscal year cap.

Under the terms of the Sellers’ Investor Rights Agreement, the Sellers must cause all of their Company Common Stock entitled to vote at any meeting of the Company’s shareholders to be present at such meeting and to vote all such shares in favor of any nominee or director nominated by the Company’s Nominating and Corporate Governance Committee and against the removal of any director nominated by the Company’s Nominating and Corporate Governance Committee.

The Sellers’ Investor Rights Agreement requires that if the Company proposes to offer any equity or equity linked security to any person, then the Company must first offer the Sellers the right to purchase a portion of such securities equal to the Sellers’ Ownership Percentage. If the Sellers do not exercise this purchase right within 30 days of receiving notice of the proposed offering, then the Company has 120 days to complete the offering on terms no more favorable than those offered to the Sellers.

In addition, subject to certain exceptions described therein, the Sellers’ Investor Rights Agreement prohibits the Sellers from, directly or indirectly selling, transferring, pledging, encumbering, assigning or otherwise disposing of any shares of Company Common Stock without the Company’s prior written consent for a period of eighteen months from the date of the closing of the Transactions, subject to certain exceptions, including the right to sell up to 20% of their shares pursuant to the exercise of their piggyback registration rights under the Registration Rights Agreement following the six-month anniversary of the date of the closing of the Transactions.

The Sellers’ Investor Rights Agreement also prohibits the Company from commencing any self tender offers for a period of eighteen months following the date of the closing of the Transactions, unless (i) such tender offer(s) do not exceed $500,000,000 in the aggregate or (ii) such tender offer is approved by the Board, which majority must include at least two directors who are not TCP-ASC designees and who qualify as “independent” directors as defined in the listing standards of Nasdaq (or other United States national securities exchange that the Company Common Stock is listed upon, if any); provided, that there be no more than two such approved tender offers.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Sellers’ Investor Rights Agreement, which is attached as Exhibit 4.3 hereto and is incorporated by reference into this Item 1.01.

Second Amended and Restated Credit Agreement

In connection with the Transactions, on June 21, 2022, the Company, Old R1 RCM, and certain of its subsidiaries entered into a second amended and restated senior credit agreement (the “Second A&R Credit Agreement”) with Bank of America, N.A., as administrative agent, and the lenders named therein, governing the Company’s second amended and restated senior secured credit facilities (the “Senior Secured Credit Facilities”), consisting of the $691.25 million existing senior secured term loan A facility (the “Existing Term A Loan”), a $540.0 million senior secured incremental term loan A facility (the “Incremental Term A Loan”), a $500.0 million senior secured term loan B facility (the “Term B Loan”, and together with the Existing Term A Loan and the Incremental Term A Loan, the “Senior Term Loans”) and a $600.0 million senior secured revolving credit facility (the “Senior Revolver”). The proceeds from the new Senior Secured Credit Facilities will be used, in addition to cash on hand, (1) to refinance, in full, all existing indebtedness under the Amended and Restated Credit Agreement, dated as of July 1, 2021, by and among Old R1 RCM and certain of its subsidiaries, Bank of America, N.A., as administrative agent, and the lenders named therein, and amend and restate all commitments thereunder (the “Refinancing”), (2) to pay certain fees and expenses incurred in connection with the entry into the Second A&R Credit Agreement and the Refinancing, (3) to fund the Transactions, and to pay the fees, premiums, expenses and other transaction costs incurred in connection therewith, and (4) to finance working capital needs of the Company and its subsidiaries for general corporate purposes.

The Incremental Term A Loan has a five-year maturity and the Term B Loan has a seven-year maturity. Each of the Existing Term A Loan and the Senior Revolver matures on July 1, 2026. The Second A&R Credit Agreement provides that the Company may make one or more offers to the lenders, and consummate transactions with individual lenders that accept the terms contained in such offers, to extend the maturity date of the lender’s term loans and/or revolving commitments, subject to certain conditions, and any extended term loans or revolving commitments will constitute a separate class of term loans or revolving commitments.

All of the Company’s obligations under the Second A&R Credit Agreement are guaranteed by the subsidiary guarantors named therein (the “Subsidiary Guarantors”). Pursuant to (1) the Amended and Restated Security Agreement, dated as of June 21, 2022 (the “Security Agreement”), among the Company, the Subsidiary Guarantors and Bank of America, N.A., as administrative agent, and (2) the Amended and Restated Guaranty, dated as of June 21, 2022 (the “Guaranty”), among the Company, the Subsidiary Guarantors and Bank of America, N.A., as administrative agent, subject to certain exceptions, the obligations under the Second A&R Credit Agreement are secured by a pledge of 100% of the capital stock of certain domestic subsidiaries owned by the Company and a security interest in substantially all of the Company’s tangible and intangible assets and the tangible and intangible assets of each Subsidiary Guarantor.

The Senior Revolver includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as the “swing loans.” Any issuance of letters of credit or making of a swing loan will reduce the amount available under the Senior Revolver. Upon closing, the aggregate borrowings outstanding and letters of credit drawn under the Senior Revolver are $110,875,000.

At the Company’s option, the Company may add one or more new term loan facilities or increase the commitments under the Senior Revolver or request to add one or more series of junior lien term loans or notes, subordinated term loans or notes or senior unsecured term loans or notes, or any bridge facility in an unlimited amount so long as certain conditions, including compliance with the applicable financial covenants for such period (on a junior or unsecured basis), in each case on a pro forma basis, are satisfied.

Borrowings under the Senior Secured Credit Facilities bear interest, at the Company’s option, at: (i) an ABR rate equal to the greater of (a) the prime rate of Bank of America, N.A., (b) the federal funds rate plus 0.5% per annum, and (c) the Term SOFR for an interest period of one-month beginning on such day plus 100 basis points, plus the applicable Base Rate Margin (as set forth below) (provided that the Term SOFR rate applicable to the Senior Term Loans, other than the Term B Loans, shall not be less than 0.00% per annum, and the Term SOFR rate applicable to the Term B Loans shall not be less than 0.50% per annum); or (ii) the Term SOFR rate (provided that the Term SOFR rate applicable to the Senior Term Loans, other than the Term B Loans, shall not be less than 0.00% per annum, and the Term SOFR rate applicable to the Term B Loans shall not be less than 0.50% per annum), plus the applicable Term SOFR Rate Margin (as set forth below). The Company is also required to pay an unused commitment fee to the lenders under the Senior Revolver at the Unused Commitment Fee Rate (as set forth below) of the average daily unutilized commitments. The Company must also pay customary letter of credit fees, including a fronting fee as well as administration fees.

As set forth herein, the applicable Base Rate Margin, Term SOFR Margin and Unused Commitment Fee Rates are as follows:

Total Net Leverage Ratio	Base Rate Margin	Term SOFR Margin	Unused Commitment Fee Rate
≥ 3.00:1.00	1.50%	2.50%	0.40%
< 3.00:1.00 but ≥ 2.50:1.00	1.25%	2.25%	0.40%
< 2.50:1.00 but ≥ 2.00:1.00	1.00%	2.00%	0.35%
< 2.00:1.00 but ≥ 1.50:1.00	0.75%	1.75%	0.30%
< 1.50:1.00 but ≥ 1.00:1.00	0.50%	1.50%	0.25%
< 1.00:1.00	0.25%	1.25%	0.20%

The Second A&R Credit Agreement requires the Company to make mandatory prepayments, subject to certain exceptions, with: (i) beginning with fiscal year ending December 31, 2023, 50% (which percentage will be reduced upon the Company’s achievement of certain total net leverage ratios) of the Company’s annual excess cash flow, (ii) 100% of net cash proceeds of all non-ordinary course assets sales or other dispositions of property or casualty events, subject to certain exceptions and thresholds, and (iii) 100% of the net cash proceeds of any debt incurrence, other than debt permitted under the Second A&R Credit Agreement. With respect to principal payments of the Senior Term Loans, (x) commencing June 30, 2022, the Company is required to repay the Existing Term A Loans in quarterly principal installments of $4,375,000 through September 30, 2023, and thereafter, quarterly principal installments of $8,750,000, with the balance payable at maturity, (y) commencing December 31, 2022, the Company is required to repay the Incremental Term A Loans in quarterly principal installments of $6,750,000, with the balance payable at maturity, and (z) commencing December 31, 2022, the Company is required to repay the Term B Loans in quarterly principal installments of $1,250,000, with the balance payable at maturity.

The Second A&R Credit Agreement contains two financial covenants. (1) The Company is required to maintain at the end of each fiscal quarter, commencing with the quarter ending June 30, 2022, a consolidated total net leverage ratio of not more than 5.00 to 1.00. This consolidated ratio will step down to 4.50 to 1.00 commencing with the fiscal quarter ending December 31, 2023. (2) The Company is also required to maintain at the end of each such fiscal quarter a consolidated interest coverage ratio of not less than 3.00 to 1.00.

The Second A&R Credit Agreement also contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability and the ability of its subsidiaries to: (i) incur additional indebtedness; (ii) create liens on assets; (iii) engage in mergers or consolidations; (iv) sell assets; (v) pay dividends and distributions or repurchase the Company’s capital stock; (vi) make investments, loans or advances; (vii) repay certain junior indebtedness; (viii) engage in certain transactions with affiliates; (ix) enter into sale and leaseback transactions; (x) amend material agreements governing certain of the Company’s junior indebtedness; (xi) change the Company’s lines of business; and (xii) make certain acquisitions. The Second A&R Credit Agreement contains customary affirmative covenants and events of default.

The foregoing summary of the Second A&R Credit Agreement is qualified in its entirety by reference to the Second A&R Credit Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrant Assignment and Assumption Agreements

On June 21, 2022, in connection with the Holding Company Reorganization, the Company and Old R1 RCM entered into (1) an assignment and assumption agreement with IHC (the “IHC Assignment”) pursuant to which Old R1 RM assigned to the Company, and the Company assumed, the warrant, dated as of January 23, 2018, by and between Old R1 RCM and IHC (the “IHC Warrant”), governing IHC’s right to purchase up to a total of 1,500,000 shares of common stock, $0.01 par value per share, of Old R1 RCM (“Old R1 RCM Common Stock”) and (2) an assignment and assumption agreement with TCP-ASC (the “TCP-ASC Assignment,” and together with the IHC Assignment, the “Assignments”) pursuant to which Old R1 RCM assigned to the Company, and the Company assumed, the warrant, dated as of February 16, 2016, by and between Old R1 RCM and TCP-ASC (the “TCP-ASC Warrant,” and together with the IHC Warrant, the “Warrants”), governing TCP-ASC’s right to purchase up to a total of 60,000,000 shares of Old R1 RCM Common Stock. Pursuant to the Assignments, each Warrant now represents the right to purchase an equal number of shares of Company Common Stock in accordance with the terms of such Warrant. No other terms or conditions of the Warrants were modified by the Assignments.

The foregoing summary of the IHC Assignment, the IHC Warrant, the TCP-ASC Assignment and the TCP-ASC Warrant is qualified in its entirety by reference to the IHC Assignment, the IHC Warrant, the TCP-ASC Assignment and the TCP-ASC Warrant, as applicable, each of which is filed herewith as Exhibits 4.4, 4.5, 4.6 and 4.7, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The information set forth in the “Explanatory Note” of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The information set forth in Item 1.01 under the heading “Second Amended and Restated Credit Agreement” is incorporated into this Item 1.02 by reference.

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Pursuant to the Transaction Agreement, the Transactions were consummated and became effective on June 21, 2022. As a result of the Transactions, among other things, the Company became the parent of Old R1 RCM. The Transactions and the Transaction Agreement were previously described in the Registration Statement and the Proxy Statement/Prospectus.

Pursuant to the Transaction Agreement, each issued and outstanding share of Old R1 RCM Common Stock as of immediately prior to the Holding Company Reorganization was converted into one share of Company Common Stock. In addition, pursuant to the Transaction Agreement and the Assignments, each outstanding warrant to purchase shares of Old R1 RCM Common Stock was converted into a warrant to purchase shares of Company Common Stock with substantially the same terms and conditions as applied to such warrant prior to the closing date.

Pursuant to the Transaction Agreement, as consideration for the Acquisition, the Sellers received an aggregate of 135,929,742 shares of Company Common Stock, subject to certain adjustments following the closing as set forth in the Transaction Agreement.

In addition, pursuant to the Transaction Agreement, upon consummation of the Holding Company Reorganization, each stock option of Old R1 RCM, each restricted stock unit (“RSU”) of Old R1 RCM under any compensation or benefit agreement, plan or arrangement of R1 ceased to represent or relate to a share of Old R1 RCM Common Stock and was converted automatically to represent or relate to a share of Company Common Stock, on substantially the same terms and conditions as were applicable to such stock option or RSU. To accomplish the foregoing, effective as of the initial effective time of the Holding Company Reorganization, Old R1 RCM assigned, and the Company assumed, all of its rights and obligations under the Third Amended and Restated

2010 Stock Incentive Plan of Old R1 RCM (as amended or modified from time to time, the “2010 Amended Plan”) (including the shares underlying such awards), the award agreements evidencing the grants of such awards and the remaining shares available for issuance under the 2010 Amended Plan.

The shares of Old R1 RCM Common Stock, which trade under the symbol “RCM” on Nasdaq, will be suspended from trading on Nasdaq, prior to the open of trading on June 22, 2022. Shares of Company Common Stock will continue regular-way trading on Nasdaq using Old R1 RCM’s trading history under the ticker symbol “RCM” immediately following the suspension of trading of Old R1 RCM Common Stock.

This Current Report on Form 8-K establishes the Company as the successor issuer to Old R1 RCM pursuant to Rule 12g-3(a) under the Exchange Act. Pursuant to 12g-3(d) under the Exchange Act, shares of Company Common Stock are deemed to be registered under Section 12(b) of the Exchange Act, and the Company is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder. The Company hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act. The description of Company Common Stock set forth in the Registration Statement and Proxy Statement/Prospectus is incorporated herein by reference.

The information set forth in the “Explanatory Note” and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in the “Explanatory Note” and Item 1.01 under the heading “Second Amended and Restated Credit Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On June 21, 2022, in connection with the Holding Company Reorganization, Old R1 RCM notified Nasdaq that the Holding Company Reorganization had been completed and requested that trading of shares of Old R1 RCM Common Stock be suspended and that Nasdaq file with the U.S. Securities and Exchange Commission (the “Commission”) an application on Form 25 to delist the Old R1 RCM Common Stock from Nasdaq and deregister the shares of Old R1 RCM Common Stock under Section 12(b) of the Exchange Act. Old R1 RCM intends to file a certificate on Form 15 requesting that the shares of Old R1 RCM Common Stock be deregistered under the Exchange Act, and that Old R1 RCM’s reporting obligations under Section 15(d) of the Exchange Act be suspended (except to the extent of the succession of the Company to the Exchange Act Section 12(b) registration and reporting obligations of Old R1 RCM as described under the heading, “Successor Issuer,” under Item 8.01 below).

The information set forth in Item 8.01 under the heading “Successor Issuer,” describing the succession of the Company to Exchange Act Section 12(b) and reporting obligations of Old R1 RCM, is incorporated herein by reference.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in the “Explanatory Note” and Items 1.01 and 2.01 is hereby incorporated by reference in this Item 3.02. Exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), for the issuance to Sellers of an aggregate of 135,929,742 shares of the Company Common Stock (subject to certain adjustments following the closing as set forth in the Transaction Agreement) pursuant to the terms of the Transaction Agreement is based on Section 4(a)(2) of the Securities Act.

ITEM 3.03.	MATERIAL MODIFICATION OF RIGHTS OF SECURITYHOLDERS.

The information set forth in the “Explanatory Note” and in Items 1.01, 2.01 and 5.03 is hereby incorporated by reference in this Item 3.03.

ITEM 5.01.	CHANGES IN CONTROL OF REGISTRANT

Prior to the consummation of the Transactions, the Company was a direct wholly owned subsidiary of Old R1 RCM. Pursuant to the Transaction Agreement, all shares of Company Common Stock owned by Old R1 RCM immediately prior to the consummation of the Transactions were cancelled without payment therefor. Following this cancellation and the issuance of shares of Company Common Stock in the Transactions, the shares of Company Common Stock became held solely by former Old R1 RCM stockholders and the Sellers.

The information set forth in the “Explanatory Note” and Items 2.01 and 5.02 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 5.01.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Certain Officers of the Company; Election of New Directors of the Company

The directors and executive officers of the Company as of immediately following the consummation of the Holding Company Reorganization are the same as the directors and executive officers of Old R1 RCM as of immediately prior to the consummation of the Holding Company Reorganization. Pursuant to the terms of the Sellers’ Investor Rights Agreement, on June 21, 2022, the Board appointed Matthew Holt, Jeremy Delinksy and Bradford Kyle Armbrester (collectively, the “New Directors”) to the Board following the consummation of the Transactions, with such appointments to be effective as of June 22, 2022. The New Directors will serve until the Company’s 2023 Annual Meeting of Stockholders and thereafter until their respective successor is duly elected and qualified, or until their respective earlier death, resignation or removal. Except for the Sellers’ Investor Rights Agreement, the New Directors were not selected pursuant to any arrangement or understanding between them and any other person. In addition, the New Directors are not a party to any transaction, or series of transactions, involving the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Board also determined that the New Directors are “independent” within the meaning of Nasdaq rules.

In addition, following the consummation of the Transactions, the Board appointed Lee Rivas as President of the Company.

The charts below list the Company’s directors and executive officers, effective as of June 22, 2022.

Directors

Name	Age	Year Became a Director	Year Term Expires and Class
Bradford Kyle Armbrester (4)	37	2022	2023
Jeremy Delinsky (1)	47	2022	2023
David M. Dill	54	2021	2023
Michael C. Feiner (2), (3)	80	2017	2023
Joseph Flanagan	51	2016	2023
John B. Henneman III (1), (4)	60	2016	2023
Matthew Holt (2), (3)	45	2022	2023
Neal Moszkowski (3)	56	2016	2023
Ian Sacks (2), (3), (4)	51	2016	2023
Agnes Bundy Scanlan (4)	64	2021	2023
Jill Smith (1), (2)	64	2019	2023
Anthony J. Speranzo	73	2016	2023
Anthony R. Tersigni (4)	72	2019	2023
Albert R. Zimmerli	70	2018	2023

(1)	Member of the Audit Committee.
(2)	Member of the Human Capital Committee
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Member of the Compliance & Risk Management Committee.

Executive Officers

Name	Age	Position
Joseph Flanagan	51	Chief Executive Officer
Lee Rivas	48	President
Rachel Wilson	51	Executive Vice President, Chief Financial Officer and Treasurer
John Sparby	46	Executive Vice President, Chief Solutions and Customer Officer
Gary Long	52	Executive Vice President and Chief Commercial Officer

Biographical information about the Company’s directors, other than Messrs. Holt, Delinsky and Armbrester, is included in the Registration Statement under the heading “R1 Board of Directors” and is incorporated by reference herein.

Biographical information about each of Messrs. Holt, Delinsky and Armbrester is set forth below:

Bradford Kyle Armbrester. Mr. Armbrester has served as Chief Executive Officer and a Director of Signify Health since April 2018. Prior to this, Mr. Armbrester was at athenahealth, where he served as Senior Vice President and Chief Product Officer from May 2015 to April 2018, leading the core product and operations division, and Vice President, Strategy & Corporate Development from May 2011 to May 2015, driving corporate development through strategic partnerships and investments. He has been a Director at Medalogix since September 2021. Mr. Armbrester holds an MBA from Harvard Business School and an AB in Government from Harvard University. Mr. Armbrester was selected to serve on our Board of Directors because of his management experience and expertise in the healthcare sector.

Jeremy Delinsky. Mr. Delinsky has served as Chief Operating Officer of Devoted Health since May 2017. Previously, Mr. Delinsky served as Chief Technology Officer of Wayfair from July 2015 to May 2017, where he was responsible for 24x7 site operations, software development, security, data science & analytics, and product management of the company’s supply chain operations. Prior to joining Wayfair, Mr. Delinsky served at athenahealth, Inc. as Chief Product Officer from January 2015 to June 2015, as Chief Technology Officer from January 2010 to December 2014, and in a variety of other positions since joining athenahealth in November 2004. During his tenure at athenahealth, Mr. Delinsky was appointed to the Health IT Standards Committee by the Secretary of Health and Human Services and served as the founding Chairman of the Board of the CommonWell Health Alliance, an industry trade association focused on the interoperability of electronic health record platforms. Mr. Delinsky began his career in the Strategy & Operations practice at Deloitte Consulting. Mr. Delinsky received a B.A. with Honors from Wesleyan University, where he was elected Phi Beta Kappa, and an M.B.A. from the University of Pennsylvania’s Wharton School of Business where he was awarded the Henry J. Kaiser Family Foundation Prize for leadership potential in the field of health care. Mr. Delinsky was selected to serve on our Board of Directors because of his management experience and expertise in the healthcare sector.

Matthew Holt. Mr. Holt serves as a Managing Director and President, Private Equity of New Mountain Capital LLC. Since August 2001, he has focused on growth buyouts across a range of industries including healthcare products, health technology, materials and infrastructure. Mr. Holt currently serves on the board of Avantor, Inc., where he also serves on the Compensation Committee. Mr. Holt serves as Lead Director or Chairman of Datavant, Emids, Finvi, Real Chemistry and Topix Pharmaceuticals. Mr. Holt has also served as the Chairman of Signify Health, Inc. since December 2017. He previously served as Lead Director of Bellerophon Therapeutics, Inc., Cloudmed, Convey Health Solutions, Inc., Cytel, Equian LLC, Gelest, Ikaria, Inc., Nusil Technology LLC and as a Director of MailSouth, and TRC Companies. Mr. Holt holds an AB in English and American Literature and Language from Harvard College. Mr. Holt was selected to serve on our Board of Directors because of his management and advisory experience with various companies in the healthcare industry and his extensive experience in the areas of finance, strategy, international business transactions and mergers and acquisitions.

The New Directors will receive compensation for their Board service as a non-employee director consistent with the Company’s non-employee director compensation program. The Company has entered into an indemnification agreement with each of Messrs. Holt, Delinsky and Armbrester susbtantially in the form previously filed by Old R1 RCM and that the Company has entered into with its other directors, which provides that the Company will indemnify each individual to the fullest extent permitted by law for claims arising in his capacity as a director of the Company, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the Company’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In the event that the Company does not assume the defense of a claim against one of the New Directors, the Company will be required to advance his expenses in connection with his defense of that claim, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by the Company.

On June 21, 2022, in connection with his appointment as the President of the Company, Mr. Rivas entered into an employment letter agreement with the Company (the “Rivas Employment Agreement”). Pursuant to the Rivas Employment Agreement, Mr. Rivas will receive an annualized base salary of $750,000, will be eligible to receive an annual discretionary performance bonus for each year he is employed by the Company with a target of 100% of his annualized base salary and will be eligible for an initial grant of performance-based RSUs (“PBRSUs”) based on a value of $3,000,000. Under the terms of the Rivas Employment Agreement, if Mr. Rivas’ employment is terminated by the Company without “cause” or he resigns for “good reason” (each as defined in the Rivas Employment Agreement), he will be entitled to receive the following severance benefits: (i) an amount equal to his base salary, payable over a period of 12 months following the termination, (ii) a lump sum payment equal to his target annual bonus, and (iii) continued coverage under the Company’s group health plan of Mr. Rivas and his eligible dependents at the same cost as if he were an employee of the Company for up to 12 months following the termination. Mr. Rivas’ receipt of the severance benefits described in the previous sentence is subject to his execution (and non-revocation) of a release of claims in favor of the Company and his continued compliance with his restrictive covenant obligations, which include a nonsolicitation covenant that applies for the duration of Mr. Rivas’ employment and for a period of 18 months thereafter, a noncompetition covenant that applies for the duration of Mr. Rivas’ employment and for a period of 12 months thereafter and customary confidentiality, nondisclosure, assignment of intellectual property and mutual nondisparagement covenants.

The Company has entered into an indemnification agreement with Mr. Rivas substantially in the form previously filed by Old R1 RCM and that the Company has entered into with its other officers, which provides that the Company will indemnify each individual to the fullest extent permitted by law for claims arising in his capacity as an officer of the Company, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the Company’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In the event that the Company does not assume the defense of a claim against Mr. Rivas, the Company will be required to advance his expenses in connection with his defense of that claim, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by the Company.

Biographical information about Mr. Rivas is as follows: Lee Rivas is the President of the Company. Most recently, he served as the Chief Executive Officer of Cloudmed. Prior to joining Cloudmed, Mr. Rivas was a senior leader at RELX, a global provider of information analytics solutions, and served as CEO of the healthcare division. He was instrumental in building the healthcare technology business for LexisNexis Risk Solutions, which combined consumer, provider, and health plan data to deliver analytic insight to customers. Prior to RELX, Lee was an engagement manager with McKinsey and Company. After graduating from the United States Military Academy at West Point, Mr. Rivas began his career as an officer in the U.S. Army where he held several leadership positions in the U.S. and abroad. Mr. Rivas brings more than 20 years of leadership experience in technology and healthcare.

The foregoing is not a complete description of the parties’ rights and obligations under the Rivas Employment Agreement and is qualified by reference to the full text and terms of the agreement, which is filed as Exhibit 10.2 to this report, respectively, and incorporated herein by reference.

In connection with the completion of the Transactions, the Company assumed the 2010 Amended Plan and underlying grant agreements under the 2010 Amended Plan. Each of the officers and directors of the Company will be entitled to participate in such the 2010 Amended Plan on the same terms and conditions as the officers and directors of Old R1 RCM immediately prior to the closing of the Transactions. In addition, in connection with the completion of the Transactions, outstanding restricted units held by Cloudmed employees that remained unvested immediately prior thereto were replaced by an aggregate 1,536,220 RSUs of the Company issued as “substitute awards” under the 2010 Amended Plan, which substitute awards are on substantially the same vesting terms as the Cloudmed awards they replaced.

On June 21, 2022, the Board adopted the R1 RCM Inc. 2022 Inducement Plan (the “Inducement Plan”) to accommodate equity grants to new employees hired by the Company in connection with the Transactions. Under the Inducement Plan, the Company may grant RSUs (including PBRSUs) with respect to up to a total of 6,225,000 shares of Company Common Stock to new employees of the Company. Pursuant to Rule 5635(c)(4) of the NASDAQ Listing Rules, the Inducement Plan was adopted without stockholder approval. The Inducement Plan only provides for the grant of RSUs (including PBRSUs), and its terms are otherwise substantially similar to the 2010 Amended Plan, including with respect to treatment of equity awards in the event of a “change in control” as defined under the Inducement Plan. In accordance with Rule 5635(c)(4) of the NASDAQ Listing Rules, awards under the Inducement Plan can only be made to individuals not previously employees or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company or in connection with a merger or acquisition, to the extent permitted by Rule 5635(c)(3) of the NASDAQ Listing Rules.

On June 21, 2022, the Board approved an award of 151,286 “pull-forward” PBRSUs to Lee Rivas, the Company’s newly appointed President, under the Inducement Plan and the grant of inducement awards under the Inducement Plan to 123 other employees of the Cloudmed Entities consisting of an aggregate of 126,072 RSUs and 2,895,826 “standard” PBRSUs and pull-forward PBRSUs, in each case, as inducement awards material to such employees’ entering employment with the Company. The RSUs will vest after one year or two years, in accordance with the terms of the applicable award agreement, subject to the recipient’s continued service as of the vesting date. All PBRSUs vest based on performance against certain corporate financial objectives (the “Performance Goals”) over a three-year performance period (the “Performance Period”). The standard PBRSUs vest at the end of the Performance Period and the pull-forward PBRSUs (including Mr. Rivas’ award) vest in three equal annual installments beginning at the end of the Performance Period, in each case, subject to the recipient’s continued service through each vesting date. The number of standard and pull-forward PBRSUs granted was based on the target achievement level (“Target PBRSUs”). The percentage of the Target PBRSUs that vest and become issuable under the PBRSU awards will be determined based on achievement of the Performance Goals at below threshold, threshold, target and maximum levels, with the minimum threshold set at 50% of the Target PBRSUs and the maximum set at 200% of the Target PBRSUs.

Each RSU and PBRSU award described above is subject to the terms and conditions of the Inducement Plan and the terms and conditions of the applicable RSU or PBRSU award agreement covering the grant (which forms are substantially similar to the forms of the corresponding award agreements under the 2010 Amended Plan).

The foregoing summary of the Inducement Plan and inducement awards is qualified in its entirety by reference to the Inducement Plan and the forms of award agreements thereunder, which are filed herewith as Exhibits 10.3 through 10.6 to this Current Report on Form 8-K and are incorporated herein by reference.

Pursuant to 5635(c)(4) of the NASDAQ Listing Rules, on June 21, 2022, the Company issued a press release announcing the grant of the inducement awards described above under the Inducement Plan. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

On June 21, 2022, the Board approved cash transaction bonuses to the Company’s named executive officers, to be paid in a lump sum in the following amounts: for Mr. Flanagan, $1,500,000; for Mr. Kotte, $250,000; for Ms. Wilson, $250,000; and for Mr. Sparby, $150,000.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

At the 2022 Annual Meeting of Old R1 RCM stockholders, Old R1 RCM’s stockholders approved an amendment to Old R1 RCM’s Restated Certificate of Incorporation (the “Old R1 RCM Charter”) to increase the number of authorized shares from 500,000,000 to 750,000,000 (the “Charter Amendment”).

The Charter Amendment became effective upon its filing with the Secretary of State of the State of Delaware on June 17, 2022 and is filed as Exhibit 3.1 hereto and incorporated by reference herein.

In connection with the completion of the Holding Company Reorganization, the Company’s board of directors adopted an Amended and Restated Certificate of Incorporation of the Company and Amended and Restated Bylaws of the Company.

Upon consummation of the Holding Company Reorganization, the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company were the same as the certificate of incorporation and bylaws of Old R1 RCM immediately prior to the consummation of the Holding Company Reorganization, including after giving effect to the Charter Amendment.

The Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on June 21, 2022 and is filed as Exhibit 3.2 hereto and incorporated by reference herein.

The Amended and Restated Bylaws are filed as Exhibit 3.3 hereto and incorporated by reference herein.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On June 21, 2022, the Company issued a press release announcing the closing of the Transactions, the entire text of which is attached as Exhibit 99.2 and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of the business acquired

In reliance on General Instruction B.3 to Form 8-K, the financial statements of the business acquired have been omitted because the Company previously reported substantially the same information in the Registration Statement.

(b) Pro forma financial information

In reliance on General Instruction B.3 to Form 8-K, the pro forma financial information has been omitted because the Company previously reported substantially the same information in the Registration Statement.

Exhibit No.	Description

3.1	Amendment to the Old R1 RCM Charter

3.2	Amended and Restated Certificate of Incorporation of the Company

3.3	Amended and Restated Bylaws of the Company

4.1	Second Amended and Restated Registration Rights Agreement, dated as of June 21, 2022, by and among the Company, Old R1 RCM, TCP-ASC ACHI Series LLLP, IHC Health Services, Inc., Shared Business Services, LLC and the Sellers

4.2	Amended and Restated Investor Rights Agreement, dated June 21, 2022, by and among the Company, Old R1 RCM and TCP-ASC ACHI Series LLLP

4.3	Investor Rights Agreement, dated June 21, 2022, by and among the Company and the Sellers

4.4	Warrant Assignment and Assumption Agreement, dated June 21, 2022, by and between the Company and IHC Health Services, Inc.

4.5	Warrant, dated January 23, 2018, by and between Old R1 RCM and IHC Health Services, Inc. (incorporated by reference to Exhibit 10.2 to the Current Report of Old R1 RCM on Form 8-K (file No. 001-34746) filed on January 24, 2018)

4.6	Warrant Assignment and Assumption Agreement, dated June 21, 2022, by and between the Company and TCP ASC ACHI Series LLLP

4.7	Warrant, dated February 16, 2016, by and between Old R1 RCM and TCP-ASC ACHI Series LLLP (incorporated by reference to Exhibit 10.3 to the Quarterly Report of Old R1 RCM on Form 10-Q for the quarter ended March 31, 2016 (File No. 001-34746) filed on May 10, 2016).

10.1	Second Amended and Restated Credit Agreement, dated June 21, 2022, by and among Old R1 RCM Inc., as the Initial Borrower), the Company, as the Ultimate Borrower, the other Persons party thereto that are designated as a “Credit Party”, Bank of America, N.A., as Agent for the several financial institutions from time to time party thereto and the Lenders

10.2	Employment Agreement, dated June 21, 2022, by and between the Company and Lee Rivas

10.3	R1 RCM Inc. 2022 Inducement Plan

10.4	Form of Standard PBRSU Award Agreement under R1 RCM Inc. 2022 Inducement Plan

10.5	Form of Pull-forward PBRSU Award Agreement under R1 RCM Inc. 2022 Inducement Plan

10.6	Form of RSU Award Agreement under R1 RCM Inc. 2022 Inducement Plan

99.1	R1 RCM Inc. Press Release re Inducement Awards, dated June 21, 2022

99.2	R1 RCM Inc. Press Release re Closing, dated June 21, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R1 RCM Inc.

Date: June 21, 2022	By:	/s/ Rachel Wilson
	Name:	Rachel Wilson
	Title:	Chief Financial Officer